COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS U.S. TREASURY LONG TERM FUND AND THE
MERRILL LYNCH GOVERNMENTS, U.S. TREASURY, LONG-TERM
(10 YEARS AND OVER) INDEX

EXHIBIT A:

                         MERRILL LYNCH
                          GOVERNMENTS,
                         U.S. TREASURY,
                            LONG-TERM        DREYFUS
                           (10 YEARS       U.S. TREASURY
 PERIOD                     AND OVER)        LONG TERM
                             INDEX*            FUND

12/31/89                    10,000          10,000
12/31/90                    10,646          10,702
12/31/91                    12,608          12,658
12/31/92                    13,610          13,614
12/31/93                    15,955          15,872
12/31/94                    14,769          14,415
12/31/95                    19,299          18,004
12/31/96                    19,107          18,160
12/31/97                    21,962          20,284
12/31/98                    24,937          22,469
12/31/99                    22,789          20,640


*Source: Bloomberg L.P.